EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-141029) pertaining to Avient Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust; and

(2)Registration Statement (Form S-8 No. 333-157486) pertaining to Avient Retirement Savings Plan of our report dated June 24, 2022, with respect to the financial statements and schedule of Avient Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ Plante & Moran, PLLC
Cleveland, Ohio
June 24, 2022